LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

The undersigned, as an officer or director of Lyft, Inc. (the “Corporation”), hereby constitutes and appoints Kevin C. Chen, Christopher M. Reilly and Lynn Zheng, each the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 144,

Form ID, Forms 3, 4 and 5, and all amendments thereto, and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the

Securities Act of 1933, as amended, Section 16 of the Securities Exchange Act of 1934, as amended,

and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the

Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange

Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (as amended).

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys-in-fact.

This Limited Power of Attorney is executed as of the date set forth below.

Signature:  /s/ Lindsay C. Llewellyn

Print Name:  Lindsay C. Llewellyn

Dated:  August 15, 2024